Exhibit 99.1

News Release

Orthofix Reports First Quarter 2025 Financial Results

LEWISVILLE, Texas — May 6, 2025 — Orthofix Medical Inc. (NASDAQ:OFIX), a leading global medical technology company, today reported its financial results for the first quarter ended March 31, 2025, updated its full-year 2025 net sales guidance, and reaffirmed its full-year 2025 non-GAAP adjusted EBITDA and positive free cash flow guidance. All pro forma measures contained within this release exclude the impact of the Company’s decision to discontinue its M6-C™ and M6-L™ artificial disc product lines.

Highlights

•
First quarter 2025 net sales of $193.6 million, including sales from its M6 artificial cervical and lumbar discs, and pro forma net sales of $189.2 million, excluding sales from its M6 discs, representing an increase of 3% on a reported basis and 4% on a pro forma constant currency basis compared to first quarter 2024
•
U.S. Spine Fixation1 net sales growth of 4% compared to first quarter 2024
•
Bone Growth Therapies ("BGT") net sales of $55.1 million, representing growth of 5%, with BGT Fracture net sales growth of 6% compared to first quarter 2024
•
Global Orthopedics net sales of $29.8 million, achieving constant currency growth of 11% and U.S. Orthopedics net sales growth of 10% compared to first quarter 2024
•
Received 510(k) clearance and CE Mark for TrueLok™ Elevate Transverse Bone Transport ("TBT") System – the first FDA-cleared device for TBT to correct non-unions and bony or soft tissue deformities or defects
•
First quarter 2025 net loss of $(53.1) million on a reported basis; Non-GAAP pro forma adjusted EBITDA of $11.4 million, with pro forma adjusted EBITDA margin expanding approximately 200 basis points compared to reported non-GAAP adjusted EBITDA for the first quarter 2024

First quarter 2025 net sales were $193.6 million, including sales from M6 artificial cervical and lumbar discs, and pro forma net sales of $189.2 million, excluding sales from its M6 discs, representing an increase of 2.7% on a reported basis and 4.3% on a pro forma constant currency basis compared to first quarter 2024. Net loss was $(53.1) million, or $(1.35) per share, on a reported basis. Non-GAAP pro forma adjusted EBITDA was $11.4 million for the first quarter, an increase of $3.8 million compared to reported non-GAAP adjusted EBITDA for the first quarter of 2024, representing 49.1% growth over prior year.

“We are continuing to execute the priorities that we outlined in our three-year plan to transform our business and deliver on our commitment to drive disciplined, profitable growth,” said Massimo Calafiore, President and Chief Executive Officer. “While we made excellent progress in adjusted EBITDA in the first quarter, our ongoing efforts to optimize our commercial channel resulted in some incremental softness in Biologics and Spine Fixation. Once these optimization efforts are completed, we expect growth to return to historical levels.”

Mr. Calafiore continued, “We also are taking additional proactive steps to optimize our spine commercial channel and accelerate targeted distributor transitions in a few U.S. territories in order to maximize our growth opportunities and more closely align with our strategic focus. This transition won’t be completed until later this year and will require some time for the full effects to be realized, but it is expected to result in a stronger, more scalable commercial organization as we shift into our next phase of growth. We have adjusted our guidance accordingly to reflect the short-term impact from this targeted transition, which we believe will set us up for success and generate significant future returns.”

Mr. Calafiore concluded, “Looking ahead, we are focused on three strategic priorities to drive market share gains in our spine business and build a fast-growing orthopedics business specifically focused on limb reconstruction. First, further sharpening our commercial execution to drive deeper market penetration through our comprehensive portfolio offerings, including the adoption of our 7D FLASH™ Navigation System; second, implementing projects to improve our gross margin; and finally, focusing on disciplined capital allocation, adjusted EBITDA expansion, and positive free cash flow generation, ensuring we are well-positioned to create long-term value for our shareholders in 2025 and beyond.”

1 Spine Fixation is comprised of the Company's Spinal Implants product category, excluding motion preservation product offerings

Financial Results Overview

First Quarter 2025 Net Sales and Financial Results

The following table provides net sales by major product category and by reporting segment on a pro forma basis, removing the effects of the Company's discontinued M6 product lines:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in millions)	2025	2024	Change	Constant Currency Change
Bone Growth Therapies	$55.1	$52.5	4.9%	4.9%
Spinal Implants, Biologics and Enabling Technologies*	104.3	102.3	2.0%	2.0%
Global Spine*	159.4	154.8	3.0%	3.0%
Global Orthopedics	29.8	27.3	9.1%	11.5%
Pro forma net sales*	189.2	182.1	3.9%	4.3%
Impact from discontinuation of M6 product lines	4.4	6.5	(31.9%)	(31.5%)
Reported net sales	$193.6	$188.6	2.7%	3.0%

* Results above for each of Spinal Implants, Biologics, and Enabling Technologies; Global Spine; and Pro forma net sales exclude the impact from discontinuation of the M6 product lines. Since Pro forma net sales represent a non-GAAP measure, see the reconciliation above of the Company’s Pro forma net sales to its reported figures under U.S. GAAP. The Company’s reported figures under U.S. GAAP represent each of the pro forma line items discussed above plus the impact from discontinuation of the M6 product lines.

Gross margins were 62.8% for the quarter and were 70.3% on a non-GAAP pro forma adjusted basis.

Net loss was $(53.1) million, or $(1.35) per share, on a reported basis, compared to net loss of $(36.0) million, or $(0.95) per share in the prior year period. Non-GAAP pro forma adjusted EBITDA was $11.4 million, or 6.0% of pro forma net sales, compared to reported non-GAAP adjusted EBITDA of $7.7 million, or 4.1% of reported net sales, in the prior year period.

Liquidity

Cash, cash equivalents, and restricted cash on March 31, 2025 totaled $60.5 million compared to $85.7 million on December 31, 2024. This decrease was primarily due to the payment of the 2024 annual bonuses, commissions for the fourth quarter of 2024, and cash severance payments, among other items. Excluding these items, uses of cash were in line with normal business operations.

Business Outlook

The Company is updating its full-year net sales guidance and reaffirming its full-year 2025 adjusted EBITDA and free cash flow guidance as follows:

•
Net sales now expected to range between $808 million to $816 million, excluding sales from the discontinued M6 product lines, representing implied constant currency growth of 5.0% year-over-year at the midpoint of the range. This compares to the previous full-year net sales guidance of $818 million to $826 million. The revised guidance range assumes a $5 million negative impact from U.S. funded non-governmental organization (NGO) business as compared to the full-year 2024. It is also based on current foreign currency exchange rates and does not take into account any additional potential exchange rate changes that may occur this year.
•
No change to non-GAAP adjusted EBITDA, which is expected to be $82 million to $86 million. This range includes the anticipated impact from the discontinuation of the M6 product lines that was previously announced in February 2025.
•
No change to free cash flow, which is expected to be positive for full-year 2025, excluding the impact of restructuring charges related to the discontinuation of the M6 product lines.

An investor presentation for the Company's first quarter 2025 financial results is available in the "Events & Presentations" section of the Orthofix investor relations website at ir.orthofix.com.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the quarter ended March 31, 2025. Interested parties may access the conference call by dialing (888) 596-4144 in the U.S., and (646) 968-2525 in all

other locations, and referencing the conference ID 7524113. A webcast and replay of the conference call may be accessed in the "Events & Presentations" section of the Orthofix investor relations website at ir.orthofix.com.

Internet Posting of Information

Orthofix routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.orthofix.com. The Company encourages investors and potential investors to consult the Orthofix website regularly for important information about Orthofix.

About Orthofix

Orthofix is a global medical technology company headquartered in Lewisville, Texas. By providing medical technologies that heal musculoskeletal pathologies, we deliver exceptional experiences and life-changing solutions to patients around the world. Orthofix offers a comprehensive portfolio of spinal hardware, bone growth therapies, specialized orthopedic solutions, biologics and enabling technologies, including the 7D FLASH™ navigation system. To learn more, visit Orthofix.com and follow on LinkedIn.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, intentions, plans, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company's expectations regarding net sales, adjusted EBITDA, and free cash flow for the year ended December 31, 2025. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024, and in Part II, Item 1A under the heading Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to successfully optimize our commercial channels, (vii) our success in defending legal proceedings brought against us, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

The Company is unable to provide expectations of GAAP net income (loss), the closest comparable GAAP measures to adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict, without unreasonable efforts, the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Company Contact

Investors and Media
Julie Dewey, IRC Chief Investor Relations & Communications Officer
JulieDewey@Orthofix.com
209.613.6945

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2025	2024

Net sales	$193,646	$188,608
Cost of sales	72,027	61,366
Gross profit	121,619	127,242
Sales, general, and administrative	132,981	131,691
Research and development	19,766	19,492
Acquisition-related amortization, impairment, and remeasurement	17,745	5,396
Operating loss	(48,873)	(29,337)
Interest expense, net	(4,506)	(4,558)
Other income (expense), net	1,246	(1,274)
Loss before income taxes	(52,133)	(35,169)
Income tax expense	(961)	(851)
Net loss	$(53,094)	$(36,020)

Net loss per common share:
Basic	$(1.35)	$(0.95)
Diluted	(1.35)	(0.95)
Weighted average number of common shares (in millions):
Basic	39.2	37.7
Diluted	39.2	37.7

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$57,953	$83,238
Restricted Cash	2,500	2,500
Accounts receivable, net of allowances of $8,602 and $7,418, respectively	131,865	134,713
Inventories	174,480	189,452
Prepaid expenses and other current assets	23,512	23,382
Total current assets	390,310	433,285
Property, plant, and equipment, net	130,693	139,804
Intangible assets, net	81,213	98,803
Goodwill	194,934	194,934
Other long-term assets	25,994	26,468
Total assets	$823,144	$893,294
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$45,176	$48,803
Current portion of finance lease liability	767	755
Other current liabilities	98,173	119,070
Total current liabilities	144,116	168,628
Long-term debt	156,885	157,015
Long-term portion of finance lease liability	17,636	17,835
Other long-term liabilities	46,213	46,692
Total liabilities	364,850	390,170
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 100,000 shares authorized; 39,096 and 38,486 issued and outstanding as of March 31, 2025, and December 31, 2024, respectively	3,910	3,849
Additional paid-in capital	786,175	779,718
Accumulated deficit	(329,235)	(276,141)
Accumulated other comprehensive loss	(2,556)	(4,302)
Total shareholders’ equity	458,294	503,124
Total liabilities and shareholders’ equity	$823,144	$893,294

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of various financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to various non-GAAP financial measures that exclude (or in the case of free cash flow, include) items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding the nature of these exclusions, why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the SEC available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

The Company’s non-GAAP financial measures for both the three months ended March 31, 2025 and 2024, have been adjusted to eliminate the financial effects of the Company’s decision to discontinue its M6 product lines. Accordingly, previously reported figures for 2024 have been recast to reflect the financial impact of this decision.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Gross profit	$121,619	$127,242
Share-based compensation expense	462	537
SeaSpine merger-related costs	600	1,303
Restructuring costs and impairments related to M6 product lines	10,919	—
Strategic investments	13	65
Acquisition-related fair value adjustments	—	3,047
Amortization/depreciation of acquired long-lived assets	313	318
Adjusted gross profit	$133,926	$132,512
Adjusted gross margin as a percentage of reported net sales	69.2%	70.3%
Adjusted gross profit attributable to M6 product lines	(906)	(2,895)
Pro forma adjusted gross profit	$133,020	$129,617
Pro forma adjusted gross margin as a percentage of pro forma net sales	70.3%	71.2%

Adjusted EBITDA

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Net loss	$(53,094)	$(36,020)
Income tax expense	961	851
Interest expense, net	4,506	4,558
Depreciation and amortization	34,431	14,862
Share-based compensation expense	6,469	8,800
Foreign exchange impact	(1,044)	1,588
SeaSpine merger-related costs	1,130	4,479
Restructuring costs and impairments related to M6 product lines	9,880	—
Strategic investments	3,514	120
Acquisition-related fair value adjustments	(610)	4,217
Interest and loss on investments	—	(260)
Litigation and investigation costs	3,042	2,260
Succession charges	—	2,210
Adjusted EBITDA	$9,185	$7,665
Adjusted EBITDA as a percentage of reported net sales	4.7%	4.1%
Operating losses attributable to M6 product lines	2,246	1,854
Pro forma adjusted EBITDA	$11,431	$9,519
Adjusted EBITDA as a percentage of pro forma net sales	6.0%	5.2%

Adjusted Net Income

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Net loss	$(53,094)	$(36,020)
Share-based compensation expense	6,469	8,800
Foreign exchange impact	(1,044)	1,588
SeaSpine merger-related costs	1,474	4,848
Restructuring costs and impairments related to M6 product lines	30,204	—
Strategic investments	3,543	126
Acquisition-related fair value adjustments	(610)	4,217
Amortization/depreciation of acquired long-lived assets	4,632	4,792
Litigation and investigation costs	3,042	2,260
Succession charges	—	2,210
Interest and loss on investments	—	(260)
Long-term income tax rate adjustment	2,200	2,696
Adjusted net loss	$(3,184)	$(4,743)
Operating losses attributable to M6 product lines	2,688	2,400
Long-term income tax rate adjustment for M6 product lines	(753)	(672)
Pro forma adjusted net loss	$(1,249)	$(3,015)

Cash Flow and Free Cash Flow

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Net cash from operating activities	$(18,391)	$(18,595)
Net cash from investing activities	(6,736)	(10,867)
Net cash from financing activities	(651)	21,453
Effect of exchange rate changes on cash	493	(284)
Net change in cash and cash equivalents	$(25,285)	$(8,293)

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Net cash from operating activities	$(18,391)	$(18,595)
Capital expenditures	(6,736)	(10,817)
Free cash flow	$(25,127)	$(29,412)

Reconciliation of Non-GAAP Financial Measures to Reported Operating Expenses

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Sales, general, and administrative	$132,981	$131,691
Reconciling items impacting sales, general, and administrative:
Restructuring costs and impairments related to M6 product lines	(3,336)	—
Strategic investments	(2,304)	(3,431)
Amortization/depreciation of acquired long-lived assets	(60)	(248)
Litigation and investigation costs	(3,042)	(2,260)
Succession charges	—	(2,210)
Sales, general, and administrative expense, as adjusted	$124,239	$123,542
As a percentage of reported net sales	64.2%	65.5%
Sales, general, and administrative expense attributable to M6 product lines	(2,388)	(4,155)
Pro forma sales, general, and administrative expense, as adjusted	$121,851	$119,387
As a percentage of pro forma net sales	64.4%	65.6%

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Research and development expense, as reported	$19,766	$19,492
Reconciling items impacting research and development:
Restructuring costs and impairments related to M6 product lines	(1,852)	—
Strategic investments	(2,099)	(237)
Research and development expense, as adjusted	$15,815	$19,255
As a percentage of reported net sales	8.2%	10.2%
Research and development expense attributable to M6 product lines	(1,192)	(2,236)
Pro forma research and development expense, as adjusted	$14,623	$17,019
As a percentage of pro forma net sales	7.7%	9.3%

Reconciliations of Non-GAAP Financial Measures to Reported Non-Operating (Income) Expense

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2025	2024
Non-operating expense	$3,260	$5,832
Reconciling items impacting non-operating expense:
Foreign exchange impact	1,044	(1,588)
Interest and loss on investments	—	283
Non-operating expense, as adjusted	$4,304	$4,527
As a percentage of reported net sales	2.2%	2.4%
Losses attributable to M6 product lines	(15)	(47)
Pro forma non-operating expense, as adjusted	$4,289	$4,480
As a percentage of pro forma net sales	2.3%	2.5%

Source

Orthofix Medical Inc.

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